AMENDMENT TO IDEAEDGE, INC. 12% SENIOR NOTE

This Amendment (“Amendment”) is made effective November 3, 2009 by and between Socialwise, Inc. (formerly known as IdeaEdge, Inc.), a Colorado corporation (the “Company”), and Gemini Master Fund, Ltd., a Cayman Islands company (the “Holder”).

WITNESSETH

WHEREAS, on March 31, 2009 the Company issued to the Holder that certain 12% Senior Note (the “Note”) with an original principal amount outstanding of $750,000, and the parties wish to modify certain sections and definitions contained therein.

NOW THEREFORE, inconsideration of the foregoing premises and the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The parties hereby replace Section 4b of the Note with the following:

b) Mandatory.  The Company will make a cash payment of $250,000 to the Holder on or before November 20, 2009 (in addition to the $25,000 paid by the Company on or about November 3, 2009) and an additional cash payment to the Holder of $100,000 on or before December 15, 2009.  If the Company successfully makes both of the previous two payments, then the Company, in its sole discretion, may extend the Maturity Date until February 28, 2010 in consideration for 75,000 shares of common stock, provided that there is no breach or default or Event of Default under this Note.  To extend the Maturity Date pursuant to this Section 4b, the Company must deliver (i) written notice to the Holder on or before December 30, 2009 and (ii) a stock certificate in the name of the Holder for 75,000 shares of common stock.  Notwithstanding the foregoing, this Note shall remain due and payable in full upon the occurrence of any Fundamental Transaction.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed effective as of November 3, 2009.

SOCIALWISE, INC.

By: /s/ James P. Collas

Name: James P. Collas

Title: President

GEMINI MASTER FUND, LTD.

By: Gemini Strategies, LLC

as investment manager

By: /s/ Steven Winters

Name: Steven Winters

Title: President